UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2021

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On February 2, 2021, in connection with the previously announced offering (the “Offering”) and issuance by Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp., and its wholly-owned subsidiary, Targa Resources Partners Finance Corporation (“Finance Corp” and, together with the Partnership, the “Issuers”) of $1,000,000,000 in aggregate principal amount of the Issuers’ 4% senior unsecured notes due 2032 (the “Notes”), the Partnership entered into an Indenture (the “Indenture”), among the Issuers, certain subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

On February 2, 2021, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes will mature on January 15, 2032, and interest is payable on the Notes semi-annually in arrears on each January 15 and July 15, commencing July 15, 2021. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

At any time prior to January 15, 2024, the Issuers may redeem up to 35% of the Notes at a redemption price of 104.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Liquidated Damages (as such term is defined in the Indenture), if any, to the redemption date, in an amount not greater than the proceeds of certain equity offerings so long as the redemption of the Notes occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption. Prior to July 15, 2026, the Issuers may redeem some or all of the Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make whole premium and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

On or after July 15, 2026, the Issuers may redeem some or all of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date if redeemed during the twelve-month period beginning on July 15 of each year indicated below:

Year	Percentage
2026	102.000%
2027	101.333%
2028	100.667%
2029 and thereafter	100.000%

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt; (ii) pay distributions on, or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by either of Moody’s Investors Service, Inc. or S&P Global Ratings and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Partnership and its subsidiaries will cease to be subject to such covenants. The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Issuers or any Guarantor to make a change of control offer or an asset sale offer within the requisite time periods, to consummate a purchase of Notes when required under the Indenture or to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 90 days after notice with the provisions of the Indenture relating to periodic reports of the Partnership as required by the Securities Exchange Act of 1934; (v) failure by the Issuers or any Guarantor to comply for 60 days after written notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of 3.0% of the Partnership’s consolidated net tangible assets, provided, however, that if, prior to any acceleration of the Notes, (1) any such Payment Default is cured or waived, (2) any such acceleration of such indebtedness is rescinded, or (3) such indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration of such indebtedness, as applicable, any default or event of default (but not any acceleration of the Notes) caused by such Payment Default or acceleration of such indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law; (vii) failure by either Issuer or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of 3.0% of the Partnership’s consolidated net tangible assets, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default described in the preceding clause (ix), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Registration Rights Agreement

On February 2, 2021, in connection with the issuance of the Notes, the Partnership entered into a Registration Rights Agreement among the Issuers, the Guarantors and BofA Securities, Inc., as representative of the several initial purchasers of the Notes (the “Initial Purchasers”). Pursuant to the Registration Rights Agreement, unless the restrictive legend has been removed from the Notes and the Notes are freely tradable pursuant to Rule 144 under the Securities Act as of the 370th day following the issuance of the Notes, the Issuers and the Guarantors will (1) use commercially reasonable efforts to consummate an exchange offer and (2) if required, have a shelf registration statement declared effective with respect to resale of the Notes. The Issuers and the Guarantors are required to pay, as liquidated damages, additional interest if they fail to comply with their obligations to exchange or register the Notes within the specified time periods.

Relationships

The Initial Purchasers or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Partnership intends to use a portion of the net proceeds from the Offering to fund the concurrent cash tender offer (the “Tender Offer”) to purchase for cash, subject to certain conditions, any and all of the Partnership’s 5 1/8% Senior Notes due 2025 (the “2025 Notes”), to pay fees, expenses and premiums thereof, and to redeem any 2025 Notes that remain outstanding after consummation of the Tender Offer. The Partnership will use the remaining net proceeds from the Offering to reduce borrowings under the Partnership’s senior secured revolving credit facility (the “TRP Credit Facility”) and Targa Resources Corp.’s senior secured revolving credit facility (the “TRC Credit Facility”). Because certain of the Initial Purchasers or their affiliates are lenders under the TRP Credit Facility and the TRC Credit Facility and may be holders of (or manage accounts that hold) the notes subject to the Tender Offer, such Initial Purchasers and affiliates will receive a portion of the net proceeds from the Offering. The Partnership has entered into commodity swap transactions with certain of the Initial Purchasers with terms the Partnership believes to be customary in connection with these transactions.

The descriptions set forth above in this Item 1.01 are qualified in their entirety by the Indenture and the Registration Rights Agreement, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events

On February 1, 2021, the Partnership issued a press release announcing the expiration and final results of the Tender Offer. A copy of the Partnership’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale of such securities would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of February 2, 2021 among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed February 5, 2021).

4.2	Registration Rights Agreement dated as of February 2, 2021 among the Issuers, the Guarantors and BofA Securities, Inc., as representative of the several Initial Purchasers party thereto (incorporated by reference to Exhibit 4.2 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed February 5, 2021).

99.1	Press Release dated February 1, 2021, announcing the expiration and final results of the Tender Offer (incorporated by reference to Exhibit 99.1 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed February 5, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2021

TARGA RESOURCES CORP.

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

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